UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2026

Sarepta Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-14895	93-0797222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 274-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SRPT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2026, Sarepta Therapeutics, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted to approve the Company’s 2026 Equity Incentive Plan (the “2026 Plan”). The 2026 Plan supersedes and replaces the Company’s 2018 Equity Incentive Plan, as amended. Subject to adjustment as described in the 2026 Plan, an aggregate of 6,286,841 shares of common stock may be issued pursuant to awards granted under the 2026 Plan. The foregoing summary of the 2026 Plan is qualified in its entirety by reference to the full text of the 2026 Plan, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

At the Annual Meeting, the Company’s stockholders also voted to approve the Company’s 2026 Employee Stock Purchase Plan (the “2026 ESPP”). The 2026 ESPP supersedes and replaces the Company’s Amended and Restated 2013 Employee Stock Purchase Plan, as amended. Subject to adjustment as described in the 2026 ESPP, an aggregate of 1,500,000 shares of common stock will be available for issuance under the 2026 ESPP. The foregoing summary of the 2026 ESPP is qualified in its entirety by reference to the full text of the 2026 ESPP, which is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following is a brief description of each proposal voted upon at the Annual Meeting and the final voting results for each such proposal. As of the record date for the Annual Meeting, April 8, 2026, there were 105,571,146 shares of common stock outstanding and entitled to vote at the Annual Meeting. There were 82,309,288 shares of common stock entitled to vote at the Annual Meeting present online or represented by proxy, which represented 77.97% of the outstanding shares entitled to vote at the Annual Meeting, and which constituted a quorum for the transaction of business.

Proposal 1: Election of Directors

The director nominees listed below were elected to serve on the Company’s board of directors as members of Class I for a term of two years. The results of the vote were as follows:

Name of Nominee	For	Against	Abstain	Broker Non-Votes
Douglas S. Ingram	66,812,593	827,973	52,441	14,616,281
Hans Wigzell, M.D., Ph.D.	56,984,756	10,663,180	45,071	14,616,281
Kathryn J. Boor, Ph.D.	63,915,239	3,722,626	55,142	14,616,281
Michael Chambers	65,892,431	1,752,077	48,499	14,616,281
Deirdre Connelly	53,419,881	14,213,242	59,884	14,616,281

Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation

The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers for 2025. The results of the advisory vote were as follows:

For	Against	Abstain	Broker Non-Votes
45,185,398	22,373,065	134,544	14,616,281

Proposal 3: Approval of the Company ’s 2026 Equity Incentive Plan

The stockholders approved the 2026 Plan. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
63,233,193	4,395,283	64,531	14,616,281

Proposal 4: Approval of the Company ’s 2026 Employee Stock Purchase Plan

The stockholders approved the 2026 ESPP. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
67,098,699	532,525	61,783	14,616,281

Proposal 5: Ratification of KPMG as the Company ’s Independent Registered Public Accounting Firm

The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current year ending December 31, 2026. The results of the vote were as follows:

For	Against	Abstain
79,907,368	2,110,136	291,784

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	2026 Equity Incentive Plan

10.2	2026 Employee Stock Purchase Plan

104	The cover page from this Current Report on Form 8-K of Sarepta Therapeutics, Inc., formatted in Inline XBRL and included as Exhibit 101

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sarepta Therapeutics, Inc.

Date:June 4, 2026	By:	/s/ Douglas S. Ingram
Douglas S. Ingram
Chief Executive Officer